UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): January 4, 2007

                       HUNGARIAN TELEPHONE AND CABLE CORP.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                      1-11484                 13-3652685
(State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)

                         1201 Third Avenue, Suite #3400
                         Seattle, Washington 98101-3034
                    (Address of Principal Executive Offices)

                                 (206) 654-0204
              (Registrant's telephone number, including area code)

                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors;
            --------------------------------------------------------------------
Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
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(b) Resignation of Director

On January 4, 2007, Jesper Helmuth Larsen resigned as a director of Hungarian Telephone and Cable Corp. Mr. Larsen will be replaced on the audit committee by Carsten Dyrup Revsbech.

(d) Election of Director

On January 4, 2007, the Board of Directors of Hungarian Telephone and Cable Corp. elected Robert Dogonowski to its Board of Directors to fill the vacancy on the Board of Directors created by the resignation of Jesper Helmuth Larsen. Mr. Dogonowski is an officer of TDC A/S ("TDC"). TDC owns 62% of Hungarian Telephone and Cable Corp.'s outstanding common stock. Mr. Dogonowski was elected at the request of TDC to replace Mr. Larsen. Mr. Larsen is also an officer of TDC.


Item 9.01   Financial Statements and Exhibits
            ---------------------------------

(d) Exhibits

            99.1 Press release dated January 5, 2007 announcing the election of a director to Hungarian Telephone and Cable Corp.'s Board of Directors



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        HUNGARIAN TELEPHONE AND CABLE CORP.



Date: January 5, 2007                   By:   /s/ Peter T. Noone
                                            ------------------------------------
                                            Peter T. Noone
                                            General Counsel



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

                       HUNGARIAN TELEPHONE AND CABLE CORP.
                                  Exhibit Index



        Exhibit Number     Description of Document

             99.1 Press Release dated January 5, 2007 announcing the election of a director to Hungarian Telephone and Cable Corp's Board of Directors


















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